SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2009

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), held its Annual Meeting of Stockholders on June 4, 2009 (the “Annual Meeting”).  At the Annual Meeting, the stockholders of Cubist approved an amendment to Cubist’s Amended and Restated 1997 Employee Stock Purchase Plan, or ESPP, to increase the number of shares issuable under the ESPP by 500,000 shares.   A brief description of the terms and conditions of the ESPP is set forth in Cubist’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2009 (the “Proxy Statement”) under the heading “Proposal No. 2 — Approval of Amendment to Amended and Restated 1997 Employee Stock Purchase Plan to Increase the Number of Shares Issuable under the Plan by 500,000”, and such description is incorporated herein by reference. A copy of the plan is attached as Appendix A to the Proxy Statement.

Item 8.01 Other Events

At the Annual Meeting, the stockholders of Cubist also approved an amendment to Cubist’s Amended and Restated 2002 Directors’ Equity Incentive Plan, or Directors’ Plan, to extend the term of the Directors’ Plan by three years and to increase the number of shares issuable under the Directors’ Plan by 400,000 shares.  A brief description of the terms and conditions of the Directors’ Plan is set forth in the Proxy Statement under the heading “Proposal No. 3 — Approval of Amendment to Amended and Restated 2002 Directors’ Equity Incentive Plan to Extend the Term of the Plan and Increase the Number of Shares Issuable under the Plan”, and such description is incorporated herein by reference. A copy of the plan is attached as Appendix B to the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated:  June 8, 2009